Exhibit 99.1

NEWS RELEASE
101 East Park Blvd, Suite 1300
Plano, TX 75074
(972) 234-6400

Contact

Julia Kramer

jkramer@intrusion.com

P: 972-301-3635

INTRUSION Inc. Welcomes Experienced Chief Financial Officer,

Franklin Byrd

Plano, Texas – Dec. 1, 2020 –INTRUSION Inc. (NASDAQ: INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, has appointed Franklin Byrd to the position of Chief Financial Officer. He begins serving in this role effective today.

Byrd is a Certified Public Accountant and brings more than 25 years of finance, accounting and compliance experience to INTRUSION. He has significant scaling experience with growing entities, having participated in taking three organizations public.

“As INTRUSION accelerates forward to bring next-generation cybersecurity to both government and commercial organizations, the role of our CFO is incredibly important,” said Jack B. Blount, President and CEO of INTRUSION. “I believe Franklin has the right combination of vision, strategic focus and leadership skills to help guide our company during this time of rapid growth brought on by our new Shield family of solutions.”

Byrd replaces long-time executive, Michael L. Paxton, who will be retiring after helping to transition his duties. Paxton will remain a member of INTRUSION’s board of directors after his retirement.

Prior to joining INTRUSION, Byrd served as CFO for Peak Nano Systems, LLC, a privately held nanotechnology company, where he was responsible for scaling the finance and operations functions for the company during a time of rapid growth.

Byrd also has experience serving in an executive capacity for publicly traded companies. Past roles include vice president of finance for Hunt Power L.P., where he had divisional CFO responsibilities overseeing financial vision, direction and leadership for the construction and investment of power infrastructure assets. He has also held progressive roles, including the role of CFO, at companies such as Transwestern Commercial Services, LLC, Panda Energy International, Inc., and ABC Radio Networks.

Byrd serves on the Financial Executives International Association and is an active member of both The American Institute of CPAs and the Texas Society of Certified Public Accountants. He received his MBA from Houston Baptist University, and holds two bachelor’s degrees in finance and accounting from Texas A&M University.

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About INTRUSION Inc.

INTRUSION, Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection solutions. INTRUSION’s family of solutions includes Shield™, a combination of plug-n-play hardware, software, global data, and real-time Artificial Intelligence (AI) services that provide organizations with the most robust cybersecurity defense possible, TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward- looking statements involve a number of risks and uncertainties. Such statements include, without limitation, statements regarding the introduction of our new INTRUSION Shield™ solution, the expected contributions of the these recently hired individuals, and the anticipated benefits these contributions will make to the future success of the Company, as well as other statements that are forward looking in nature. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the risk that our new and upcoming product solutions do not achieve the market acceptance we anticipate, or that these newly hired individuals and these newly created position do not improve the Company’s future performance as expected, as well as other risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

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